AMENDMENT AND WAIVER AGREEMENT

This AMENDMENT AND WAIVER AGREEMENT ("Agreement"), executed as of December _, 2006, but effective as of December 1, 2006, is entered into by and between TRIPOS, INC., a Utah corporation ("Borrower"), and HORIZON TECHNOLOGY FUNDING COMPANY LLC ("Lender").

RECITALS

Borrower hereby stipulates, acknowledges and agrees in favor of Lender that the following recitals are true, complete and correct:

            A.    Pursuant to a  certain Venture Loan and Security Agreement, dated as of December 21, 2004 (as amended from time to time and in effect, the "Loan Agreement") by and between Borrower and Lender, the Lender made a certain loan to Borrower upon the terms and subject to the conditions set forth therein (the "Loan"), which Loan is further evidenced by a certain Secured Promissory Note dated as of December 21, 2004 in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) executed by Borrower in favor of Lender (the "Note").

            B.    All Obligations (as defined in the Loan Agreement and evidenced by the Note) of Borrower to Lender are secured by validly perfected security interests in all assets of Borrower.

            C.    Borrower hereby reaffirms its Obligations to Lender under the Loan Agreement and agrees that it is indebted under the Loan Agreement to Lender as of the date hereof without defense or offset of any kind in the aggregate principal amount of $3,088,758.25, plus interest, costs and expenses, including attorneys' fees.

            D.    An "Event of Default" exists under the Loan Agreement (the "Default") due to, among other things, Borrower's default ("Senior Credit Default") under a certain Amended and Restated Loan Agreement dated as of December 2, 2002 (as amended from time to time and now in effect, "Senior Credit Agreement") by and between Borrower and LaSalle Bank National Association ("Senior Creditor").

            E.    Borrower acknowledges and agrees that:  (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lender, (ii) all action taken by Lender with respect to the Loan Agreement and the Collateral have been commercially reasonable and (iii) it has no cause of action, claim, defense or set-off against the Lender in any way regarding or relating to the Loan Agreement or Lender's actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lender is released from any claims of Borrower.

            F.    Borrower has now requested that Lender consent to amending the Scheduled Payments due under the Loan Agreement and Note and to waive the Default. Lender is willing to do so solely in consideration for and upon the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

            1.    Definitions; Interpretation.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.  Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

            2.    Amendments to Loan Agreement.

            (a)    Borrower and Lender hereby agree that Section 2.2(a) of the Loan Agreement is hereby deleted and replaced with the following:

         (a) Scheduled Payments.  Borrower shall make payments of accrued interest and principal on the first Business Day of each month as set forth in the Note (collectively, the "Scheduled Payments").  Borrower shall make such Scheduled Payments on such dates as set forth above (each a "Payment Date").  In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date. In the event of a prepayment under Section 2.3(b), the Scheduled Payments shall be adjusted and proportionately reduced so as to amortize the remaining outstanding principal amount of the Loan in equal monthly payments commencing August 1, 2006, if the prepayment occurs prior to August 1, 2006 and otherwise commencing on the first business day of the calendar month following the prepayment, and continuing through the Maturity Date.

            (b)    Borrower and Lender hereby agree that Section 2.3(b) of the Loan Agreement is hereby deleted and replaced with the following:

        Optional Prepayment.  Upon ten (10) Business Days' prior written notice to Lender, Borrower may, at its option, at any time, prepay the Loan in whole or in part by paying to Lender an amount equal to (i) all accrued and unpaid Scheduled Payments with respect to the Loan due prior to the date of prepayment; (ii) any accrued and unpaid interest, (iii) the outstanding principal balance of the Loan, (iv) an amount equal to, five percent (5%) of the outstanding principal amount of the Loan, and (v) all other sums, if any, that shall have become due and payable hereunder.  Except as set forth in this Section 2.3, the Loan may not be prepaid.

            3.    Amendment of Note.  Borrower and Lender hereby agree that the Note is hereby amended by deleting the second paragraph of the Note and replacing it with the following:

        Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate.  The Loan Rate for this Note is 11.42% per annum based on a year of twelve 30-day months.  If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month.  Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan on the first day of each month ("Payment Date"), commencing February 1, 2005, through and including July 1, 2006.  Commencing on August 1, 2006, and continuing on consecutive Payment Dates thereafter through and including November 1, 2006, Borrower shall make to Lender equal payments of principal and accrued interest on the then outstanding principal amount of the Loan in the amount of One Hundred Thirty-Four Thousand Six Hundred Sixty Two and 75/100 Dollars ($134,662.75). Commencing on December 1, 2006 through and including February 1, 2007, Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan on the first day of each month. On March 1, 2007 Borrower shall make to Lender a payment of principal and accrued interest on the then outstanding principal amount of the Loan in the amount of Four Hundred Fifty-Six Thousand Five Hundred Fifteen and 99/100 Dollars ($456,515.99). Commencing on April 1, 2007, and continuing on consecutive Payment Dates thereafter through and including January 1, 2009, Borrower shall make to Lender equal payments of principal and accrued interest on the then outstanding principal amount of the Loan in the amount of One Hundred Thirty-Four Thousand Six Hundred Sixty Two and 75/100 Dollars ($134,662.75). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on January 1, 2009 (the "Maturity Date"). Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement.  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

            4.    Waiver of Default. Lender hereby waives any default pursuant to Sections 8.4 and 8.7 of the Loan Agreement.

 5.    Condition to Effectiveness.  The effectiveness of this Agreement is conditioned upon the delivery by Borrower to Lenders of the                     following:

                        (a)    This Agreement duly executed and delivered by Borrower; and

(b)    Senior Creditor executing a certain Sixth Amendment and Waiver with respect to the Senior Creditor Agreement containing substantially the same terms as contained in the draft of such Amendment forwarded to Lender, which terms shall include a waiver of the Senior Credit Default and extend the time for repayment of all obligations under the Senior Credit Agreement to February 28, 2007.

6.    General Release. As of the date hereof, for valuable consideration, the receipt of which is hereby acknowledged, Borrower hereby, for itself, its officers, its employees, affiliates, partners, agents, successors, administrators and assigns, releases, acquits and forever discharges Lender, its past or present directors, managers, officers, employees, agents, affiliates, attorneys, shareholders, successors and assigns ("Released Parties"), and each of them, separately and collectively, of and from any and all claims, actions, causes of action, counterclaims, liabilities, suits, debts, offsets, setoffs, losses, liens, demands, rights, obligations, damages, costs, attorneys' fees, interest, loss of service, expenses and compensation, known or unknown, fixed or contingent, and defenses of every nature and kind whatsoever ("Claims"), which Borrower might have had in the past, or now has accruing up to the date hereof, including, without limitation, any Claims relating to an in any way connected with:  the Loan Agreement, the related agreements thereto, and the lending relationship between Borrower and the Released Parties as of the date hereof.  Furthermore, Borrower further agrees never to commence any legal action or other proceeding against Lender or raise a defense in any legal action based in whole or in part on Claims released hereunder. Borrower acknowledges that it is relying on no written or oral agreement, representation or understanding of any kind made by Lender or any employee, attorney or agent of Lender.

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            8.    Effect of Consent.  On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement.  Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement.  Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to contrary) (a) modify the Loan Agreement or any other Loan Document (as defined in the Loan Agreement), (b) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (c) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower.

            9.    Representations and Warranties.  Borrower hereby represents and warrants to Lender that (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of Utah and is duly qualified and authorized to do business in the state(s) where Collateral is or will be located; (ii) Borrower has the full corporate power, authority and legal right and has obtained all necessary approvals, consents and given all notices to execute and deliver this Agreement and perform the terms hereof; and (iii) this Agreement has been duly executed and delivered by Borrower and constitutes the valid, binding and enforceable obligation of Borrower.

            10.   Full Force and Effect.  Except as amended above, the Loan Agreement remains in full force and effect.

            11.   Headings.  Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

            12.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

            13.   Counterparts.  This Agreement may be executed in any number of identical counterparts (including facsimile counterparts), any set of which signed by all of the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

            14.   Integration.  This Agreement, together with the documents referred to in Section 3 hereof, and the Loan Documents, constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supercede any and al prior agreements, correspondence and communications.

            15.   Reimbursement.  As required by the Loan Agreement, Lender's legal fees and expenses incurred in connection with the negotiation and preparation of this Agreement shall constitute Obligations which shall be payable in accordance with the Loan Agreement at Lender's request.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

TRIPOS, INC.

By:

Name:

Title:

HORIZON TECHNOLOGY FUNDING COMPANY LLC

By: Horizon Technology Finance, LLC, its sole member

By:

Name: Robert D. Pomeroy, Jr.

Title: Managing Member

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